Exhibit 4.11 and 10.33

THIRD AMENDMENT TO CREDIT AND
SECURITY AGREEMENT AND CONSENT

THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND CONSENT (this “Amendment”) executed on June 5, 2012, is by and among Tandy Brands Accessories, Inc., a Delaware corporation (“Parent”), H.A. Sheldon Canada Ltd., an Ontario corporation (“HA Sheldon”; Parent and HA Sheldon are herein collectively called “Company”), Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division, and TBAC Investment Trust, a Pennsylvania business trust, and TBAC-TOREL, Inc., a Delaware corporation, consenting to this Amendment and ratifying their respective Guaranties (as defined in the Credit Agreement) each dated even date with the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, Parent, HA Sheldon and Wells Fargo entered into that certain Credit and Security Agreement dated as of August 25, 2011 (as heretofore amended, supplemented or otherwise modified, the “Original Credit Agreement”, and as amended hereby, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings specified for such terms in the Credit Agreement), for  the purposes and consideration therein expressed, pursuant to which Wells Fargo became obligated to make loans to the Company as therein provided;

WHEREAS, the Company and Wells Fargo desire to amend the Original Credit Agreement to amend the Borrowing Base, amend the Capital Expenditures covenant, provide for conditional consent to a factoring facility, and as otherwise provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans made and which may hereafter be made by Wells Fargo to Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

ARTICLE II
CONSENT

Section 2.1 Conditional Consent to Factoring Facility.  Subject to the terms and  conditions hereof, Wells Fargo hereby consents to the Company establishing the Factoring Facility, entering into the Factoring Documents and selling Accounts owed by Kohl’s, to Bank of America, N.A. pursuant to the Factoring Documents, to the extent the Factoring Facility, the Factoring Documents and such sales would otherwise violate the covenants set forth in Sections 5.3, 5.14 and 5.18 of the Credit Agreement, provided that:

 (a)           such consent is conditioned upon and shall not be effective unless and until each of the following conditions has been fully satisfied:

(i)           Wells Fargo shall have received true,  correct and complete copies of any and all Factoring Documents;

(ii)           All Factoring Documents and all terms and provisions thereof shall be satisfactory in all respects to Wells Fargo in the exercise of its sole and absolute discretion; and

(iii)           Wells Fargo shall have approved the Factoring Documents in writing, which approval may be granted or withheld in Wells Fargo’s sole and absolute discretion; and

(b)           Well’s Fargo’s consent to the sale of,  and Well’s Fargo’s release of its Lien on, any Accounts sold pursuant to the Factoring Facility shall not be effective unless and until the proceeds of the sale of such Accounts pursuant to the Factoring Facility shall have been deposited and received in the Collection Account.

Section 2.2 Limited Consent; Reservation of Rights and Remedies.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Wells Fargo under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, Wells Fargo, on the one hand, and the Company, on the other hand, agree that nothing in this Amendment constitutes or shall be deemed to constitute a waiver of (x) any breach, default or event of default that may exist or hereafter occur under the Loan Documents, (y) compliance with any covenants set forth in the Credit Agreement except for the covenants and transactions specified in Section 2.1 hereof upon satisfaction of the conditions specified herein, or (z) except as expressly set forth herein, any of Wells Fargo’s rights or remedies under the terms of the Credit Agreement, any other Loan Document or applicable law, all of which are hereby reserved.

ARTICLE III
AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

Section 3.1 Amendment to Borrowing Base.  Clause (iii) of Section 1.2(a) of the Original Credit Agreement is hereby amended to read as follows:

(iii)           the lesser of (1) (A) during the months of January through May and December of calendar year 2012 and the months of January through August and December of any other calendar year, 40.0% (or such lesser percentage as Wells Fargo in its Permitted Discretion may deem appropriate) of Eligible Inventory and (B) during the months of June through November of calendar year 2012 and the months of September through November of any other any calendar year, 50.0% (or such lesser percentage as Wells Fargo in its Permitted Discretion may deem appropriate) of Eligible Inventory; (2) 85.0% (or such lesser percentage as Wells Fargo in its Permitted Discretion may deem appropriate) of the Net Orderly Liquidation Value of Eligible Inventory (provided that during the months of June, July and August of 2012, the Borrowing Base shall be determined without regard to this clause (2)); and (3) (A) during the months of January through May and December of calendar year 2012 and the months of January through June and December of any other calendar year, $12,000,000 and (B) during the months of June through November of calendar year 2012 and the months of July through November of any other any calendar year, $15,000,000, less

Section 3.2 Amendment to Capital Expenditures Covenant.  Subsection (c) of Section 5.2 of the Original Credit Agreement is hereby amended to read as follows:

(c)
Maximum Capital Expenditures.  Company shall not incur or contract to incur Capital Expenditures of more than (i) $3,000,000 in the aggregate during Company’s fiscal year ending June 30, 2013 or (ii) $2,000,000 in the aggregate during any other fiscal year; provided, however, that so long as no Event of Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in such fiscal year, may be carried over for expenditure in the following fiscal year.

Section 3.3 New Definitions. Exhibit A of the Original Credit Agreement is hereby amended to add the following definitions,  which shall read as follows:

“Factoring Documents” means any and all documents, instruments, agreements, releases, UCC financing statements and UCC amendments relating to the Factoring Facility.

“Factoring Effective Date” means the date when each of the following has occurred:  (a) Wells Fargo has approved the Factoring Documents in writing; and (b) the Factoring Documents have been executed and delivered by all parties thereto and have become effective.

“Factoring Facility” means a factoring facility with PrimeRevenue pursuant to which the Company may sell and Bank of America, N.A. may purchase Accounts owed by Kohl’s.

“Factoring Period” means the period commencing on the Factoring Effective Date and continuing until the date the Factoring Facility has been terminated, the Factoring Documents are no longer in effect, and all UCC financing statements filed in connection with the Factoring Facility have been terminated.

Section 3.4 Amendment to Eligible Accounts.  Clause (j) of the definition of  “Eligible Accounts” set forth in Exhibit A of the Original Credit Agreement is hereby amended to read as follows:

(j)	(i) Accounts not subject to the Security Interest or which are subject to any Lien in favor of any Person other than Wells Fargo; and (ii) during the Factoring Period, Accounts owed by Kohl’s;

ARTICLE IV
CONDITIONS OF EFFECTIVENESS

Section 4.1 Effective Date.  This Amendment shall become effective as of the date first written above (the “Effective Date”) when and only when each of the following conditions precedent shall have been satisfied in full:

(a) Wells Fargo shall have received, at Wells Fargo’s office a duly executed counterpart by Parent and HA Sheldon of this Amendment;

(b) Company shall have paid to Wells Fargo a $30,000 amendment fee and all other outstanding fees and expenses owing to Wells Fargo under the Loan Documents as of such date;

(c) The representations and warranties contained herein and in the Credit Agreement and other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents; and

(d) No Event of Default or other event which with the giving of notice or passing of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Company.  In order to induce Wells Fargo  to enter into this Amendment, each of Parent and HA Sheldon hereby represents and warrants to Wells Fargo that:

(a) After giving effect to this Amendment, the representations and warranties contained in the Original Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents.

(b) Each such Person is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party and such Person is and will continue to be duly authorized to borrow under the Credit Agreement.  Each such Person has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of their respective obligations hereunder.

(c) The execution and delivery by such Person of this Amendment, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of its articles of incorporation or bylaws, or of any agreement, judgment, license, order or permit applicable to or binding upon it.  Except for those which have been duly obtained and are in full force and effect, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Person of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Ratification of Agreement.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement in all respects and for all purposes.  Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to the Original Credit Agreement as amended by this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Wells Fargo under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

Section 6.2 Survival of Agreements.  All representations, warranties, covenants and agreements of Company herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Indebtedness is paid in full.  All statements and agreements contained in any certificate or instrument delivered by Company and any Guarantors hereunder or under the Credit Agreement to Wells Fargo shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Person or any such Guarantor, as applicable, under this Amendment and under the Credit Agreement.

Section 6.3 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable; provided that the parties hereto shall endeavor in good faith to promptly replace any such invalid or unenforceable provisions with substantially similar provisions that are enforceable.

Section 6.4 Further Assurances.  Each of Parent and HA Sheldon hereby agrees to establish, make, prepare, execute, deliver, file, amend, authorize, ratify, affirm and/or approve any and all agreements, instruments, notes, waivers, consents, licenses, accounts and other documents, and take any and all other actions and do all other things necessary or desirable to consummate or otherwise give effect to the transactions and grant of security contemplated by this Amendment and the Credit Agreement.

Section 6.5 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (OTHER THAN CONFLICT LAWS) OF THE STATE OF TEXAS.  THE PARTIES TO THIS AMENDMENT (A) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AMENDMENT; (B) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT; (C) AGREE THAT ANY LITIGATION INITIATED BY WELLS FARGO OR COMPANY IN CONNECTION WITH THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS MAY BE VENUED IN EITHER THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS; AND (D) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

Section 6.6 Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be duly executed and delivered by facsimile transmission, electronic mail or other electronic means.

Section 6.7 FINAL AGREEMENT.  THIS AMENDMENT TOGETHER WITH  THE OTHER LOAN DOCUMENTS COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER OF THIS AMENDMENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WHETHER ORAL OR EVIDENCED IN A RECORD.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the undersigned by their respective duly authorized officers thereunto have executed and delivered this Amendment as of the date first above written.

TANDY BRANDS ACCESSORIES, INC.

By: ______________________________
Name:
Title:

H.A. SHELDON CANADA, LTD.

By: ______________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ______________________________
Name:
Title:

Each of the undersigned by their respective signatures hereunto acknowledges its receipt and review of this Amendment and hereby consents to the execution and delivery of, and the terms of, this Amendment and hereby ratifies and confirms their respective Guaranty and the obligations guarantied thereunder in all respects and for all purposes.

TBAC INVESTMENT TRUST

By: ___________________________________________
not in his/her individual capacity, but solely  as Trustee

TBAC-TOREL, INC.

By: ___________________________________________
Name: N. Roderick McGeachy, III
Title:President and Chief Executive Officer